                                                                       EXHIBIT 2

                                VOTING AGREEMENT


                                  by and among


                              RAJENDRA B. VATTIKUTI

                                       and

                            THE RAJENDRA B. VATTIKUTI
                         TRUST, as amended and restated

                                       and


                          CDR-COOKIE ACQUISITION L.L.C.


                                       and


                       CDR-COOKIE ACQUISITION VI-A L.L.C.





                           Dated as of March 17, 2000

                                Table of Contents

                                                                                                                 Page
                                                                                                                 ----

                                                             ARTICLE I

                                         REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

1.1      Authorization, etc.......................................................................................2
1.2      No Conflicts; Consents...................................................................................2
1.3      The RV Shares............................................................................................3

                                                             ARTICLE II

                                          REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

2.1      Organization, No Prior Business..........................................................................3
2.2      Authorization; Validity of Agreement.....................................................................3
2.3      Consents and Approvals; No Violations....................................................................4

                                                            ARTICLE III

                                       COVENANTS AS TO THE PURCHASED SHARES AND THE RV SHARES

3.1      Voting Covenants of the Purchasers.......................................................................4
3.2      Voting Covenants of the Shareholder......................................................................5
3.3      Limitation on Purchases of Equity Securities.............................................................7

                                                             ARTICLE IV

                                          COVENANTS OF THE SHAREHOLDER AND THE PURCHASERS

4.1      Continuing Disclosure....................................................................................8
4.2      Further Actions..........................................................................................8
4.3      Further Assurances.......................................................................................8
4.4      Ancillary Agreements.....................................................................................9

                                                             ARTICLE V

                                                            DEFINITIONS

5.1      Definitions..............................................................................................9

                                                             ARTICLE VI

                                                           MISCELLANEOUS

6.1      Fees and Expenses.......................................................................................11



                               Table of Contents

                                                                                                              Page
                                                                                                              ----

6.2      Severability............................................................................................12
6.3      Specific Enforcement....................................................................................12
6.4      Entire Agreement........................................................................................12
6.5      Counterparts............................................................................................12
6.6      Notices.................................................................................................12
6.7      Amendments; Waivers, etc................................................................................13
6.8      Cooperation.............................................................................................14
6.9      Governing Law, etc......................................................................................14
6.10     No Inconsistent Agreements..............................................................................15
6.11     No Third Party Beneficiaries............................................................................15
6.12     Termination.............................................................................................15

                                VOTING AGREEMENT

                  THIS VOTING AGREEMENT, dated as of March 17, 2000 (this "Agreement"), is entered into by and among CDR-Cookie Acquisition L.L.C., a Delaware limited liability company ("CDR-Cookie VI") that is wholly-owned by Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership ("Fund VI") and CDR-COOKIE Acquisition VI-A L.L.C., a Delaware limited liability company ("CDR-Cookie VI-A") that is wholly-owned by Clayton, Dubilier & Rice Fund VI-A Limited Partnership, a Cayman Islands exempted limited partnership ("Fund VI-A" and, together with Fund VI, the "Purchasers"), and Rajendra B. Vattikuti ("Mr. Vattikuti"), and the Rajendra B. Vattikuti Trust, dated October 19, 1990, as amended and restated on February 1, 1995 (the "RV Trust"), of which Mr. Vattikuti is the sole trustee (Mr. Vattikuti and the RV Trust are referred to herein collectively as the "Shareholder").

                              W I T N E S S E T H:

                  WHEREAS, Complete Business Solutions, Inc. (the "Company") is a corporation organized under the laws of the State of Michigan;

                  WHEREAS, the Shareholder owns 9,085,819 shares of common stock, without par value ("Common Stock"), of the Company (such shares of Common Stock, together with any other shares of voting capital stock of the Company acquired by the Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the "RV Shares");

                  WHEREAS, concurrently with the execution of this Agreement, the Purchasers are entering into a stock purchase agreement, dated as of the date hereof, with the Company (as such agreement may be amended from time to time in accordance with the provisions thereof, the "Company Purchase Agreement"), pursuant to which the Purchasers will agree, on the terms and subject to the conditions set forth therein, to purchase from the Company (the "Company Stock Purchase"), (i) shares of Company's Series A Voting Convertible Preferred Stock, without par value, and (ii) warrants to purchase from the Company shares of Common Stock;

                  WHEREAS, the Shareholder wishes to agree to the voting provisions set forth herein with respect to the RV Shares;

                  WHEREAS, the Purchasers wish to agree to the voting provisions set forth herein with respect to all shares of voting capital stock of the Company acquired by the Purchasers pursuant to the Company Stock Purchase, together with any other shares of voting capital stock of the Company acquired by the Purchasers after the date hereof and during the term of this Agreement (collectively, the "Purchased Shares");

                  WHEREAS, the execution of this Agreement by the parties hereto is a condition to the execution and delivery by the Purchasers of the Company Purchase Agreement; and

                  WHEREAS, concurrently with the execution of this Agreement, the Company is entering into a new employment agreement (the "New Employment Agreement"), dated the date hereof, with Mr. Vattikuti, to take effect as of the Initial Closing Date;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

                                   ARTICLE I

                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

                  Except as disclosed in the Shareholder's disclosure schedule (which shall set forth with reasonable specificity by reference to the Sections of this Agreement the disclosure items therein) delivered on or prior to the date hereof (the "Seller Disclosure Schedule"), the Shareholder represents and warrants to the Purchasers as follows:

                  1.1 Authorization, etc. Each of Mr. Vattikuti and the RV Trust has the requisite power, authority and legal capacity to execute, deliver and perform this Agreement and each Ancillary Agreement to which he or it is a party, and to consummate the transactions contemplated hereby and thereby. The RV Trust has duly executed and delivered this Agreement, and Mr. Vattikuti has duly executed and delivered this Agreement, his New Employment Agreement and the other Ancillary Agreements to which he is a party. This Agreement and each Ancillary Agreement to which he or it is a party constitute the legal, valid and binding obligations of Mr. Vattikuti and the RV Trust, as the case may be, enforceable against him or it in accordance with their terms.

                  1.2 No Conflicts; Consents. (a) No Conflicts. The execution, delivery and performance by Mr. Vattikuti and the RV Trust of this Agreement and the execution, delivery and performance by Mr. Vattikuti of the Ancillary Agreements to which he is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), or give rise to a right or claim of termination, amendment, modification, vesting, acceleration or cancellation of any right or obligation or loss of any material benefit under, (i) any Law applicable to the Shareholder or (ii) any contract, agreement or instrument to which the Shareholder is a party.

                  (a) Consents. No Consent of or with any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission, whether domestic or foreign (a "Governmental

Authority"), or other Person is required to be obtained by Mr. Vattikuti or the RV Trust in connection with the execution and delivery by each of them of this Agreement or the consummation of the transactions contemplated hereby. No Consent of or with any Governmental Authority or other Person is required to be obtained by Mr. Vattikuti in connection with the execution and delivery by him of the Ancillary Agreements to which he is a party or the consummation of the transactions contemplated thereby.

                  1.3 The RV Shares. The Shareholder has the sole right to vote the RV Shares, and none of the RV Shares is subject to any agreement, arrangement or restriction with respect to the voting of such RV Shares, except as contemplated by this Agreement. Except as contemplated by this Agreement, (i) there are no agreements or arrangements of any kind, contingent or otherwise, obligating the Shareholder to sell, transfer, assign, grant a participation interest in, option, pledge, hypothecate or otherwise dispose or encumber (each, a "Transfer"), or cause to be Transferred, any of the RV Shares, and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the RV Shares.

                                   ARTICLE II

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Except as disclosed in the Purchaser disclosure schedule (which shall set forth with reasonable specificity by reference to the Sections of this Agreement the disclosure items therein) delivered on or prior to the date hereof (the "Purchaser Disclosure Schedule"), each Purchaser represents and warrants to the Shareholder as follows:

                  2.1 Organization, No Prior Business. Each Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, with all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted. Neither Purchaser has engaged in any business or activity of any kind, or entered into any agreement or arrangement with any person or any entity or incurred, directly or indirectly, any material liabilities or obligations, other than in connection with the transactions contemplated hereby and by the Company Purchase Agreement.

                  2.2 Authorization; Validity of Agreement. Each Purchaser has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been, duly authorized by all requisite action of each Purchaser. Each Purchaser has duly executed and delivered this Agreement and the Ancillary Agreements to which it will be a party. Each of this Agreement and each of the Ancillary Agreements to which it is a party is a valid and legally binding obligation of each Purchaser, enforceable against each Purchaser in accordance with its terms.

                  2.3   Consents and Approvals; No Violations.

                  (a) Neither the execution and delivery by Purchaser of this Agreement nor the Ancillary Agreements to which it is a party nor the consummation by Purchaser of the transactions contemplated hereby and thereby will (i) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Contract to which either Purchaser is a party or by which or any of such Purchaser's assets may be bound or (ii) conflict with or violate in any material respect any Laws applicable to either Purchaser or any of such Purchaser's properties or assets; except in the case of clause (i) for such conflicts, violations, breaches or defaults which in the aggregate would not have a Material Adverse Effect on such Purchaser or materially impair or delay the consummation of the transactions contemplated by this Agreement.

                  (b) Assuming that the representation and warranty of the Shareholder set forth in Section 1.2(b) is true and correct, no filing or registration with, declaration or notification to, or order, authorization, consent or approval of, any Governmental Authority is required in connection with the execution and delivery of this Agreement by the Purchasers or the consummation by the Purchasers of the transactions contemplated hereby, except
(i) applicable requirements under Competition Laws, (ii) applicable requirements under the Exchange Act, and (iii) such other consents, approvals, authorizations, and notifications of or to any Person, other than a material consent, approval, authorization and notification of or to any Governmental Authority, the failure of which to be obtained or made would not have a material adverse effect on the business, assets, liabilities, results of operations or financial or other condition of the Purchasers, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE III

             COVENANTS AS TO THE PURCHASED SHARES AND THE RV SHARES

                  3.1   Voting Covenants of the Purchasers

                  (a) Effective as of the date of the Initial Closing, until the earlier to occur of (i) the date of termination of this Agreement and (ii) with respect to clause (x) below, a Director Termination Date, and with respect to clause (y) below, the termination of all of the Purchasers' rights under the Company Purchase Agreement, each Purchaser hereby agrees that, at any meeting of the shareholders of the Company, however called, or in connection with any written consent of the shareholders of the Company, such Purchaser shall vote (or cause to be voted) the Purchased Shares owned or held by such

Purchaser as of the record date for such vote or action, (x) in favor of the election of the Shareholder to the Board and (y) except as specifically requested in writing by the Shareholder in advance, against any direct or indirect modification or amendment of the New Employment Agreement, Section 3.4 of the Agreement, Section 4.6 of the Company Purchase Agreement, the Expense and Indemnification Agreement or the Subscription Agreement, as in effect on the date hereof.

                  (b) The Purchasers agree not to, directly or indirectly, Transfer or enter into any agreement, option, commitment or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Purchased Shares to any Person, other than (x) any Affiliate of the Purchasers who delivers to the Shareholder an undertaking to the effect of Section 3.1(a) hereof and this Section 3.1(b), or (y) any Person that is not an Affiliate of the Purchasers. Upon the Transfer of any Purchased Shares in accordance with clause (y) of the foregoing sentence, any voting covenant with respect to such shares shall terminate and be of no further force and effect. The Purchasers agree, other than in accordance with this Agreement, not to grant any proxy, or proxies, deposit any Purchased Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to the Purchased Shares.

                  (c) The Purchasers acknowledge and agree that (i) the covenants, obligations and agreements of the Purchasers contained in this Agreement relate to special, unique and extraordinary matters, and (ii) a violation of any of the terms of such covenants, obligations or agreements will cause the Shareholder irreparable injury for which adequate remedies are not available at law. Therefore, the Purchasers agree that the Shareholder shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Purchasers from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Shareholder may have.

                  (d) The Purchasers shall not be deemed to make any agreement or understanding in this Agreement on behalf of any Affiliate thereof in such Affiliate's capacity as a director or officer of the Company. Nothing herein shall limit or affect any actions taken by any such Affiliate in such Affiliate's capacity as a director or officer of the Company.

                  3.2   Voting Covenants of the Shareholder.

                  (a) At the Annual Meeting or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Second Tranche Transactions or any other transactions contemplated by the Company Purchase Agreement is sought, the Shareholder shall vote (or cause to be voted) the RV Shares (i) in favor of the Subsequent Closing Transactions or such other transactions, and (ii) until the Subsequent Closing Date, against any Company Takeover Proposal and any Alternative Proposal.

                  (b) Effective as of the date hereof, until the date of termination of this Agreement, the Shareholder hereby agrees that, at any meeting of the shareholders of the Company, however called, or in connection with any written consent of the shareholders of the Company, the Shareholder shall vote (or cause to be voted) the RV Shares owned or held by such Shareholder as of the record date for such vote or action, (x) in favor of the election to the Board of any director which the Purchasers shall have the right to designate pursuant to Section 4.1 of the Company Purchase Agreement, (y) except as specifically requested in writing by the Purchasers in advance, against any direct or indirect modification or amendment of the Company Purchase Agreement other than Section 4.6 thereof, the CDR Registration Rights Agreement, the Indemnification Agreement, the Certificate of Designation, the Warrants, or the Consulting Agreement.

                  (c)   The Shareholder agrees not to, directly or indirectly,
(i)"Transfer" or enter into any agreement, option, commitment or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any RV Shares to any Person, other than (x) any Person (including any "person" within the meaning of Section 13(d)(3) of the Exchange Act) who after giving effect to such transfer would not directly or indirectly be the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange
Act) of more than 5 per centum of the then-outstanding Common Stock (y) either Purchaser or any Affiliate thereof, or (z) any other Person (including any "person" within the meaning of Section 13(d)(3) of the Exchange Act) who delivers to the Purchasers an undertaking to the effect of Sections 3.2(a) and 3.2(b) hereof and this Section 3.2(c). Upon the transfer of any RV Shares in accordance with clause (x) or clause (y) of the foregoing sentence, any voting covenant with respect to such shares shall terminate and be of no further force and effect. The Shareholder agrees, other than pursuant to this Agreement, not to grant any proxy, or proxies, deposit any RV Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to the RV Shares.

                  (d) The Shareholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Company Purchase Agreement.

                  (e) The Shareholder shall not be deemed to make any agreement or understanding in this Agreement in his capacity as a director or officer of the Company. The Shareholder is entering into this Agreement solely in its capacity as the record holder or beneficial owner of the RV Shares and nothing herein shall limit or affect any actions taken by the Shareholder in his capacity as a director or officer of the Company.

                  (f) The Shareholder acknowledges and agrees that (i) the covenants, obligations and agreements of the Shareholder contained in this Agreement relate to special, unique and extraordinary matters, (ii) the Purchasers are and will be relying on such covenants in connection with entering into the Company Purchase Agreement and the performance by the Purchasers of their obligations thereunder and (iii) a violation of any of the terms of such covenants, obligations or agreements will cause the Purchasers irreparable injury for which adequate remedies are not available at law. Therefore, the Shareholder agrees that the Purchasers shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Shareholder from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Purchasers may have.

                  (g) Nothing contained in this Agreement shall be deemed to limit or restrict the right of the Shareholder to effect sales of the RV Shares pursuant to Rule 144 promulgated under the Securities Act.

                  (h) Restrictive Legend. The Shareholder agrees within 10 days of the date hereof to surrender to an agent of the Purchasers, to be designated by written notice to the Shareholder, the certificate or certificates representing the RV Shares. The Shareholder acknowledges that, promptly thereafter, such agent of the Purchasers shall promptly return each such certificate to the Shareholder after affixing thereto an appropriate legend, which will include, without limitation, the following language:

                  "THE SHARES REPRESENTED BY THIS
                  CERTIFICATE ARE SUBJECT TO A VOTING
                  AGREEMENT, DATED AS OF MARCH 17, 2000."

                  3.3   Limitation on Purchases of Equity Securities.

                  (a) Except with the prior written consent of the Purchasers, during the period commencing on the date hereof and ending on the earlier of (x) the fifth anniversary of the Initial Closing and (y) the occurrence of a Director Termination Date, the Shareholder shall not, and shall not permit any Affiliate (other than the Company or any Subsidiary thereof) controlled by him, directly or indirectly, to:

                  (i) acquire, or offer or agree to acquire, beneficial ownership (as defined in Rule 13d-3 and 13d-5 under the Exchange Act) of any Voting Securities;

                  (ii) contrary to the recommendation of the Board, participate in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC), vote any shares of capital stock of the Company, initiate, propose or otherwise solicit stockholders of the Company for the approval of one or more stockholder proposals or induce or attempt to induce any other individual, firm, corporation, partnership or other entity to initiate any stockholder proposal; or

                  (iii) directly or indirectly join in or in any way participate in a pooling agreement, syndicate, voting trust or other arrangement with respect to the Company's voting securities, or otherwise act in concert with, any other Person (other than the Purchasers or Affiliates of the Purchasers), for the purpose of acquiring, holding, voting or disposing of the Company's securities.

                  (b) Notwithstanding anything to the contrary in this Agreement, however, nothing contained in this Section 3.4 shall be deemed to (i) restrict the manner in which the Shareholder participates in deliberations or discussions of the Board or as an officer of the Company in compliance with his fiduciary duties to the Company or (ii) restrict the Shareholder from acquiring beneficial ownership over Voting Securities, whether by purchase of such Voting Securities, by proxy or otherwise, up to an aggregate amount of 49.9% of the Voting Securities from time to time outstanding. Nothing herein shall be construed as permitting the Stockholder or the Affiliates thereof from acquiring beneficial ownership of Voting Securities in excess of 49.9% of the Voting Securities from time to time outstanding during the time period contemplated in
Section 3.4(a) without the consent of the Purchasers.

                                   ARTICLE IV

                 COVENANTS OF THE SHAREHOLDER AND THE PURCHASERS

                  4.1 Continuing Disclosure. Each party hereto covenants that he or it shall promptly advise the other parties hereto with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement. The delivery of any such notice shall not affect the other parties' remedies hereunder.

                  4.2 Further Actions. Each party agrees to use its best efforts to take all actions and to do all things necessary or appropriate to consummate the transactions contemplated hereby and by the Ancillary Agreements as promptly as possible, including, without limitation, coordinating and cooperating with the other parties in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the other parties.

                  4.3 Further Assurances. Each party hereto shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by the other parties, to confirm and assure the rights and obligations provided for in this Agreement and the Ancillary Agreements, and render effective the consummation of the transactions contemplated hereby and thereby. At the Initial Closing, each party hereto shall execute and deliver an instrument reaffirming and ratifying this Agreement.

                  4.4 Ancillary Agreements. After the date hereof, the Shareholder shall not enter into any Ancillary Agreement with the Company without the prior written consent of the Purchasers.

                                   ARTICLE V

                                   DEFINITIONS

                  5.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  Affiliate:  is defined in the Company Purchase Agreement.

                  Agreement: is defined in the introductory paragraph to this Agreement.

                  Alternative Proposal: as defined in the Company Purchase Agreement.

                  Ancillary Agreement: any agreement between the Company and the Shareholder with respect to voting, standstill, registration rights and other related matters.

                  Annual Meeting:  is defined in the Company Purchase Agreement.

                  Board: as defined in the Company Purchase Agreement.

                  CD&R: means Clayton, Dubilier & Rice, Inc., a Delaware corporation.

                  CDR-Cookie VI: is defined in the introductory paragraph of this Agreement.

                  CDR-Cookie VI-A: is defined in the introductory paragraph of this Agreement.

                  Closing Date: means any of the Initial Closing Date or the Subsequent Closing Date.

                  Common Stock: is defined in the recitals to this Agreement.

                  Company: is defined in the introductory paragraph to this Agreement.

                  Company Purchase Agreement: is defined in the recitals to this Agreement.

                  Company Stock Purchase: is defined in the recitals to this Agreement.

                  Company Takeover Proposal: as defined in the Company Purchase Agreement.

                  Competition Laws: is defined in the Company Purchase
Agreement.

                  Consent:  is defined in the Company Purchase Agreement.

                  Contract:  is defined in the Company Purchase Agreement.

                  Director Termination Date: is defined in the Company Purchase Agreement.

                  Exchange Act: means the Securities Exchange Act of 1934, as amended.

                  Expense and Indemnification Agreement: means the Expense and Indemnification Agreement, dated as of the date hereof, between the Shareholder and the Company.

                  Fund VI: as defined in the introductory paragraph of this Agreement.

                  Fund VI-A: is defined in the introductory paragraph of this Agreement.

                  Governmental Approval: is defined in the Company Purchase Agreement.

                  Governmental Authority: is defined in the Company Purchase Agreement.

                  Initial Closing: is defined in the Company Purchase Agreement.

                  Initial Closing Date: is defined in the Company Purchase Agreement.

                  Law:  is defined in the Company Purchase Agreement.

                  Material Adverse Effect: on or with respect to an entity (or group of entities taken as a whole) means any state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the business, properties, results of operations or condition (whether financial or other) of such entity (or, if with respect thereto, of such group of entities taken as a whole), or on the ability of such entity (or group of entities) to consummate the transactions contemplated hereby or to perform its obligations hereunder or under the Company Purchase Agreement.

                  New Employment Agreement: is defined in the recitals to this Agreement.

                  Person:  is defined in the Company Purchase Agreement.

                  Purchased Shares: is defined in the recitals to this Agreement.

                  Purchaser: is defined in the introductory paragraph to this Agreement.

                  Purchaser Disclosure Schedule: is defined in the introductory paragraph to Article II.

                  RV Shares: is defined in the recitals to this Agreement.

                  Second Tranche Transactions: is defined in the Company Purchase Agreement.

                  Securities Act:  means the Securities Act of 1933, as amended.

                  Seller Disclosure Schedule: is defined in the introductory paragraph to Article I.

                  Shareholder: is defined in the introductory paragraph to this Agreement.

                  Shareholder Approval: is defined in the Company Purchase Agreement.

                  Subscription Agreement: means the Subscription Rights Agreement, dated as of the date hereof, between the Shareholder and the Company.

                  Subsequent Closing: is defined in the Company Purchase Agreement.

                  Subsequent Closing Date: is defined in the Company Purchase Agreement.

                  Subsidiary:  is defined in the Company Purchase Agreement.

                  Transfer:  is defined in Section 1.3.

                  Voting Securities: is defined in the Company Purchase
Agreement.

                  For the purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings assigned thereto in the Company Purchase Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 Fees and Expenses. Except as contemplated by the Company Purchase Agreement or the other agreements entered into in connection herewith, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                  6.2 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                  6.3 Specific Enforcement. The Purchasers, on the one hand, and the Shareholder, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

                  6.4 Entire Agreement. This Agreement (including the documents set forth in the Exhibits and Schedules hereto), together with the Ancillary Agreements, contains the entire understanding of the parties with respect to the transactions contemplated hereby.

                  6.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each party and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  6.6 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally, by telecopy (except for legal process) or sent by registered mail, postage prepaid, if to:

                  the Shareholder:

                           Mr. Raj Vattikuti
                           32605 West 12 Mile
                           Farmington Hills, MI 48334-3339
                           Facsimile: (248) 488-0439
                           Telephone: (248) 488-2088
                  with a copy to:

                           Coudert Brothers
                           1114 Avenue of the Americas
                           New York, NY  10036-7703
                           Facsimile:  (212) 626-4120
                           Telephone:  (212) 626-4400
                           Attention:  Michael J. Hagan, Esq.

                  the Purchasers:

                           CDR-Cookie Acquisition L.L.C.
                           c/o CD&R Associates VI Limited Partnership
                           CDR-Cookie Acquisition VI-A L.L.C.
                           c/o CD&R Associates VI-A Limited Partnership
                           1043 Foulk Road, Suite 106
                           Wilmington, Delaware 19803

                  with a copy to:

                           Clayton, Dubilier & Rice, Inc.
                           375 Park Avenue, 18th Floor
                           New York, New York  10152
                           Attention of:  Kevin J. Conway
                           Facsimile:  (212) 407-5252
                           Telephone:  (212) 407-5200

                  with a copy to:

                           Debevoise & Plimpton
                           875 Third Avenue
                           New York, New York  10022
                           Attention of:  Franci J. Blassberg, Esq.
                           Facsimile:  (212) 909-6836
                           Telephone:  (212) 909-6000

or to such other address or telex number as any party may, from time to time, designate in a written notice given in a like manner.

                  6.7 Amendments; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Shareholder shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Purchasers (including but not limited to by any advisors, consultants or representatives thereof) or by reason of the fact that the Purchasers or any advisors, consultants or representatives thereof knew or should have known that any such representation or warranty is or might be inaccurate.

                  6.8 Cooperation. The Purchasers and the Shareholder agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement.

                  6.9 Governing Law, etc. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF MICHIGAN WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MICHIGAN IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE

MANNER PROVIDED IN SECTION 6.6 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.9(b).

                  6.10 No Inconsistent Agreements. The Shareholder will not hereafter enter into any agreement which is inconsistent with the rights granted to the Purchasers by this Agreement or the Ancillary Agreements.

                  6.11 No Third Party Beneficiaries. Nothing contained in this Agreement is intended to confer upon any person or entity other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement.

                  6.12 Termination. This Agreement shall terminate and be of no further force or effect upon the seventh anniversary of the Subsequent Closing Date.

                  IN WITNESS WHEREOF, each Purchaser and the Shareholder have duly executed or caused to be duly executed this Agreement as of the day and year first above written.

                                      ON BEHALF OF THE SHAREHOLDER:



                                            /s/ Rajendra B. Vattikuti
                                            -------------------------------
                                            Rajendra B. Vattikuti


                                            RAJENDRA B. VATTIKUTI TRUST,
                                            DATED October 19, 1990, as amended
                                            and restated on February 1, 1995


                                            By:   /s/ Rajendra B. Vattikuti
                                               -------------------------------
                                                Name: Rajendra B. Vattikuti
                                                Title:   Sole Trustee


                                      ON BEHALF OF THE PURCHASERS:


                                            CDR-COOKIE ACQUISITION  L.L.C.


                                            By:  /s/ Stephen Ko
                                               -------------------------------
                                               Name: Stephen Ko
                                               Title:   Secretary





                                            CDR-COOKIE ACQUISITION  VI-A
                                            L.L.C.


                                            By:  /s/ Stephen Ko
                                               -------------------------------
                                               Name: Stephen Ko
                                               Title:   Secretary